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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—December 30, 2002

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation or organization)	0-23553 (Commission File Number)	36-4010347 (I.R.S. Employer Identification No.)
140 Union Square Drive New Hope, Pennsylvania 18938 (Address of Principal Executive Offices) (Zip Code)

(215) 862-6860
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

        On December 30, 2002 Photogen Technologies, Inc. (the "Company") consummated the second closing of a financing transaction in which it sold 2,804,539 shares of its common stock at $1.08 per share for an aggregate of $3,028,902 to a group of institutional and individual accredited investors. The Company has previously sold $9,000,000 of its common stock as part of this financing. The Company may engage in additional private placements as part of this financing until it sells an aggregate of $15,000,000 of common stock at $1.08 per share.

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
By:	/s/ BROOKS BOVEROUX Brooks Boveroux, Chief Financial Officer

Dated: December 30, 2002

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  Item 5. OTHER EVENTS.
SIGNATURES